Exhibit 99.1

Weight Watchers Announces First Quarter 2026 Results

Total End of Period Subscribers of 2.7 million; End of Period Clinical Subscribers of 197 thousand, up 46% year-over-year

Revenue of $168 million; Clinical Subscription Revenue of $39 million, up 32% year-over-year

Reaffirms Full Year 2026 Financial Guidance

Announces Fully Subscribed Debt Prepayment Solicitation as Part of Actions Expected to Reduce Debt by $42 Million

NEW YORK (May 7, 2026) – WW International, Inc. (Nasdaq: WW) (“Weight Watchers” or the “Company”), the global leader in science-backed weight management, today announced its results for the first quarter of fiscal 2026 ended March 31, 20261 in this Earnings Press Release and a Shareholder Letter issued today and posted on the Company’s Corporate Website.

“We remain confident in our strategy to build the industry-leading weight health platform. Our focus is on executing high-impact initiatives that drive Clinical growth and stabilize our Behavioral business,” said Jon Volkmann, Chief Operations Officer and member of the Company’s Interim Office of the Chief Executive. “We made encouraging progress in Q1, with End of Period Clinical Subscribers growing 51% sequentially, and Core+, our higher value Behavioral tier that includes expert support and community experiences, returning to year-over-year growth.”

“We are pleased with our Q1 results. Adjusted Gross Margin2 remains near record highs as we continue to drive operational efficiencies across our portfolio of businesses,” said Felicia DellaFortuna, Chief Financial Officer and member of the Company’s Interim Office of the Chief Executive. “We are reaffirming our 2026 Revenue and Adjusted EBITDA2 guidance and expect Adjusted EBITDA2 and cash generation to increase in the remaining quarters of 2026. Our strengthened capital structure, including the recently announced debt prepayment actions, position us to execute on our transformation while maintaining financial discipline.”

Q1 Business Updates

●

Q1 2026 Clinical Subscription Revenue grew 32% year-over-year and End of Period Clinical Subscribers grew 46% year-over-year, despite lapping significant prior year growth in Q1 2025 from the Company’s former compounded semaglutide offering.

●	Core+ represented 537 thousand of End of Period Subscribers at the end of Q1 2026, which increased 6% from 505 thousand End of Period Subscribers at the end of Q1 2025.

●

Q1 Monthly Subscription Revenue Per Average Subscriber (ARPU) increased 13% year-over-year, reflecting a continued mix shift towards the Company’s higher ARPU Med+ and Core+ membership tiers. This mix shift partially offset secular headwinds in the Company’s Core membership tier that drove a 10% decrease in Revenue year-over-year.

●

Q1 Gross Margin was 70.5%. Q1 Adjusted Gross Margin[2] was 73.6%, which remained near record highs, despite an accelerating mix shift towards Clinical, as margin profiles improved through structural actions and operational efficiencies.

●

Q1 Net Loss was $52.0 million, which reflects higher depreciation and amortization related to Fresh Start Accounting[1]. Q1 Adjusted EBITDA[2] was a loss of $1.8 million reflecting marketing investment in peak season.

Balance Sheet and Liquidity Updates

●	Cash and Cash Equivalents balance as of March 31, 2026 was $121 million.

●	In Q2 2026, the Company expects to pay $37 million in cash to prepay and reduce the principal amount of its outstanding term loan. The prepayment will be comprised of the following two components:

○	In June 2026, $27 million in aggregate principal amount of prepayment from the annual cash sweep; and

○	In May 2026, $10 million as part of the previously announced voluntary solicitation, which was fully subscribed at 68.5% of par.

The Company expects these actions to reduce the aggregate principal amount of its outstanding term loan by $42 million, utilizing $37 million of cash, and to reduce its annualized interest expense by approximately $4 million3.

Fiscal 2026 Guidance

The Company reaffirms previously provided full year fiscal 2026 guidance.

●	Revenue guidance of $620 million to $635 million.

●	Adjusted EBITDA[2] guidance of $105 million to $115 million.

First Quarter 2026 Conference Call and Webcast

The Company has scheduled a conference call today at 8:30 a.m. ET to discuss results. The webcast of the conference call will be available on the Company’s corporate website, corporate.ww.com, under Events and Presentations. A replay of the webcast will be available on this site for at least 90 days.

1Fresh Start Accounting and Predecessor and Successor Periods

In connection with the Company’s emergence from its financial reorganization process on June 24, 2025, the Company applied fresh start accounting which resulted in Successor and Predecessor financial statement presentation. References to “Successor” relate to the Company’s operations for the three months ended March 31, 2026 and the period from June 25, 2025 through December 31, 2025. References to “Predecessor” relate to the Company’s operations for the three months ended March 29, 2025. Accordingly, the consolidated financial statements after June 24, 2025 are not comparable with the consolidated financial statements as of or prior to that date.

2Statement regarding Non-GAAP Financial Measures

To supplement the Company’s consolidated results presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company has disclosed non-GAAP financial measures of operating results that exclude or adjust certain items. The Company presents in this release non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization expenses and share-based compensation expense (“EBITDA”); and for each period presented, EBITDA adjusted, as applicable, for (a) goodwill and other intangible assets impairments, (b) reorganization items, net related to the Company’s emergence from its Chapter 11 financial reorganization, (c) transaction costs related to strategic alternatives and the Company’s Chapter 11 financial reorganization, (d) net restructuring charges associated with the previously disclosed 2025, 2024, and 2023 restructuring plans, (e) non-CEO executive separation expenses and (f) other items such as the impact of foreign exchange gains and losses as indicated in the reconciliations below that management believes are not indicative of ongoing operations (“Adjusted EBITDA”). The Company also presents gross profit, gross margin, marketing expenses, selling, general and administrative expenses, and product development expenses on a non-GAAP basis that adjusts for similar items, as further indicated in the reconciliations below.

As exchange rates are an important factor in understanding period-to-period comparisons, the Company believes in certain cases the presentation of results on a constant currency basis in addition to reported results helps improve investors’ ability to understand the Company’s operating results and evaluate the Company’s performance in comparison to prior periods. Constant currency information compares results between periods as if exchange rates had remained constant period-over-period. The Company uses results on a constant currency basis as one measure to evaluate the Company’s performance. In this press release, the Company calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. The Company generally refers to such amounts calculated on a constant currency basis as excluding or adjusting for the impact of foreign currency or being on a constant currency basis. These results should be considered in addition to, not as a substitute for, results reported in accordance with GAAP and are not meant to be considered in isolation. Results on a constant currency basis, as the Company presents them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with GAAP.

Management believes these non-GAAP financial measures provide useful supplemental information to investors regarding the performance of the Company’s business and are useful for period-over-period comparisons of the performance of the Company’s business. While the Company believes that these non-GAAP financial measures are useful in evaluating the Company’s business, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. In addition, these non-GAAP financial measures may not be the same as similarly titled measures reported by other companies. See “Reconciliation of Non-GAAP Financial Measures” in this release and reconciliations, if any, included elsewhere in this release for a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures.

A reconciliation of the forward-looking full year Adjusted EBITDA outlook to net income cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of the Company’s control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

3The interest rate in effect for the term loan as of March 31, 2026 was 10.51%.

Definitions

“Behavioral” business refers to providing subscriptions to the Company’s digital product offerings with the option to add on unlimited access to the Company’s workshops.

“Clinical” business refers to providing subscriptions to the Company’s clinical product offerings provided by Weight Watchers Clinic combined with the Company’s digital subscription product offerings and unlimited access to the Company’s workshops.

“Revenue”—“Subscription Revenue” consists of the aggregate of: (a) “Behavioral Subscription Revenue”, the fees associated with subscriptions for the Company’s Behavioral offerings; and (b) “Clinical Subscription Revenue”, the fees associated with subscriptions for the Company’s Clinical offerings. In addition, “Other Revenue” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue. “Revenue” consists of the aggregate of Subscription Revenue and Other Revenue.

“Incoming Subscribers”—“Subscribers” refer to Behavioral subscribers and Clinical subscribers who participate in recurring bill programs in Company-owned operations. The “Incoming Subscribers” metric reports Subscribers in Company-owned operations at a given period start. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts the Company’s revenue growth and trends.

“End of Period Subscribers”—The “End of Period Subscribers” metric reports Subscribers in Company-owned operations at a given period end. Recruitment and retention are key drivers for this metric. Management utilizes this metric to monitor changes in the subscriber base which directly impacts the Company’s revenue growth and trends.

“Monthly Subscription Revenue Per Average Subscriber” (“ARPU”) — The “Monthly Subscription Revenue Per Average Subscriber” metric reports the monthly fees associated with subscriptions for the Company’s offerings divided by the Average Subscriber for its businesses. Monthly Subscription Revenue for both quarterly and year-to-date periods for each respective business are calculated as Subscription Revenue divided by the number of months in the respective quarterly or year-to-date period. The “Average Subscriber” for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period. The “Average Subscriber” for year-to-date periods for each respective business is the average of its Incoming Subscribers at the beginning of the fiscal year and its End of Period Subscribers for each quarter end within the respective year-to-date period. Management utilizes this metric to consider revenue growth and trends on a per subscriber basis.

About Weight Watchers

Weight Watchers is the global leader in science-backed weight management, offering an integrated support system built for the GLP-1 era that combines scientific expertise, medication, cutting-edge technology, and human connection. With more than 60 years of experience, Weight Watchers is the most studied commercial weight management program in the world, delivered through its No. 1 U.S. doctor-recommended weight-loss program. Its holistic, personalized approach also includes U.S.-based clinical interventions and access to GLP-1 medications when clinically appropriate, and a global network of coaches and community support. Since 1963, the company has led with science to deliver its members the personalized support they need to reach and sustain their goals. Members can access these solutions directly, or through Weight Watchers for Business’ full-spectrum platform for employers, health plans, and payers. In a landscape crowded with contradictory advice, isolating apps, and one-size-fits-all solutions, Weight Watchers offers a proven path forward that is rooted in research, grounded in empathy and designed to help every member feel better in their body and live a longer, healthier life. For more information, visit weightwatchers.com.

This news release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, any statements about the Company’s plans, strategies, objectives, initiatives, and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim” and similar expressions in this news release to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: the Company’s recent emergence from bankruptcy, which could adversely affect its business and relationships and subjects us to risks and uncertainties; competition from other weight management and health and wellness industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s failure to continue to retain and grow its subscriber base; the Company’s ability to be a leader in the rapidly evolving and increasingly competitive clinical weight management and weight loss market; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services, products or brands to continue to appeal to the market, or its ability to successfully expand into new channels of distribution or respond to consumer trends or sentiment; the Company’s ability to successfully implement strategic initiatives; the effectiveness and efficiency of its advertising and marketing programs, including the strength of its social media presence; the impact on the Company’s reputation of actions taken by its franchisees, licensees, suppliers, affiliated provider entities, PCs’ healthcare professionals, and other partners; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition, and its ability to appoint a new chief executive officer with the required level of experience and expertise in a timely manner; the Company’s ability to successfully make acquisitions or enter into collaborations or joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; uncertainties related to a downturn in general economic conditions or consumer confidence, including as a result of the existing inflationary environment, changes in tariffs and escalating trade tensions, rising interest rates, the potential impact of political and social unrest and increased volatility in the credit and capital markets; the seasonal nature of the Company’s business; the Company’s failure to maintain effective internal control over financial reporting; the impact of events that impede accessing resources or discourage or impede people from gathering with others; the early termination by us of leases; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to us; the dependence of the Company’s payments system on third-party service providers; the impact of the Company’s exposure to variable rate indebtedness; the ability to generate sufficient cash to service the Company’s debt and satisfy its other liquidity requirements; uncertainties regarding the satisfactory operation of the Company’s technology or systems; the impact of data security breaches and other malicious acts or privacy concerns, including the costs of compliance with evolving privacy laws and regulations; the Company’s ability to successfully integrate and use artificial intelligence in its business; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the impact of existing and future laws and regulations; risks related to the Company’s exposure to extensive and complex healthcare laws and regulations; the outcomes of litigation or regulatory actions; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political, social, intellectual property, and foreign currency risks, which risks may be exacerbated as a result of war and terrorism; the Company’s ability to engage in share repurchases and pay cash dividends in the foreseeable future; risks related to the actions of activist shareholders and anti-takeover provisions in the Company’s articles of incorporation and bylaws; risks related to the actions of the Company’s shareholders and the exclusive forum provisions in its articles of incorporation; the possibility that the Company could fail to maintain the listing of the Company’s common stock on Nasdaq; and other risks and uncertainties, including those included in this press release and those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission (the “SEC”) (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com). You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this news release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the SEC (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).

For investor inquiries, please contact:
John Mills or Anna Kate Heller
WeightWatchers@icrinc.com

For media inquiries, please contact:
Lizzy Levitan
WW@hunt-gather.com

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

UNAUDITED

	Successor
	March 31, 2026	December 31, 2025

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$120,870	$160,279
Restricted cash	5,797	6,298
Receivables (net of allowances: March 31, 2026 - $1,935 and December 31, 2025 - $1,651)	16,856	16,378
Prepaid income taxes	3,325	8,097
Prepaid marketing and advertising	5,150	9,275
Prepaid expenses and other current assets	16,347	13,277

TOTAL CURRENT ASSETS	168,345	213,604
Property and equipment, net	7,485	8,115
Operating lease assets	2,549	2,933
Goodwill	200,000	200,135
Other intangible assets, net	471,528	490,664
Deferred income taxes	16,254	16,482
Other noncurrent assets	14,910	14,825

TOTAL ASSETS	$881,071	$946,758

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Portion of long-term debt due within one year, net	$26,808	$—
Portion of operating lease liabilities due within one year	1,183	1,260
Accounts payable	17,077	9,212
Salaries and wages payable	20,364	34,375
Accrued marketing and advertising	15,875	22,985
Accrued interest	1,086	1,084
Other accrued liabilities	21,641	23,049
Income taxes payable	10,311	6,006
Deferred revenue	26,749	28,565

TOTAL CURRENT LIABILITIES	141,094	126,536
Long-term debt, net	438,632	465,466
Long-term operating lease liabilities	1,571	1,893
Deferred income taxes	33,705	34,021
Other noncurrent liabilities	498	771

TOTAL LIABILITIES	615,500	628,687
EQUITY
Successor common stock, $0 par value; 1,000,000 shares authorized; 9.996 shares issued at March 31, 2026 and 9,992 shares issued at December 31, 2025	379,306	378,777
Accumulated deficit	(114,095)	(62,095)
Accumulated other comprehensive income	360	1,389

TOTAL EQUITY	265,571	318,071

TOTAL LIABILITIES AND TOTAL EQUITY	$881,071	$946,758

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

UNAUDITED

	Successor	Predecessor
	Three Months Ended March 31, 2026	Three Months Ended March 29, 2025
Subscription revenue, net (1)	$167,357	$185,180
Other revenue, net (2)	904	1,391

Revenue, net	168,261	186,571

Cost of subscription revenue (3)	49,445	53,587
Cost of other revenue	144	108

Cost of revenue	49,589	53,695

Gross profit	118,672	132,876
Marketing expenses	92,934	78,778
Product development expenses	8,093	11,121
Selling, general and administrative expenses	48,084	35,629
Franchise rights acquired impairments	—	27,549

Operating loss	(30,439)	(20,201)
Interest expense	11,475	27,603
Other (income) expense, net	(737)	2,206

Loss before income taxes	(41,177)	(50,010)
Provision for income taxes	10,823	22,575

Net loss	$(52,000)	$(72,585)

Net loss per share
Basic	$(5.20)	$(0.91)

Diluted	$(5.20)	$(0.91)

Weighted average common shares outstanding
Basic	9,996	80,129

Diluted	9,996	80,129

 Note: Totals may not sum due to rounding.

(1) “Subscription revenue, net” consists of the aggregate of: (a) net “Behavioral Subscription Revenue”, the fees associated with subscriptions for the Company’s Behavioral offerings; and (b) net “Clinical Subscription Revenue”, the fees associated with subscriptions for the Company’s Clinical offerings.

(2) “Other revenue, net” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue.

(3) “Cost of subscription revenue” consists of cost of revenue and operating expenses for the Company’s Behavioral and Clinical services.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

UNAUDITED

	Successor	Predecessor
	Three Months Ended March 31, 2026	Three Months Ended March 29, 2025
Operating activities:
Net loss	$(52,000)	$(72,585)
Adjustments to reconcile net loss to cash (used for) provided by operating activities:
Depreciation and amortization	25,886	6,914
Amortization of deferred financing costs and debt (premium) discount, net	(26)	1,254
Impairment of franchise rights acquired	—	27,549
Impairment of intangible and long-lived assets	3	94
Share-based compensation expense	391	860
Deferred tax benefit	(312)	(2,529)
Allowance for doubtful accounts	100	84
Foreign currency exchange rate (gain) loss	(738)	2,238
Changes in cash due to:
Receivables	(688)	761
Prepaid expenses	5,835	5,946
Accounts payable	7,556	19,435
Accrued liabilities	(21,854)	8,785
Deferred revenue	(1,722)	(154)
Other long term assets and liabilities, net	(302)	(107)
Income taxes	4,324	16,453

Cash (used for) provided by operating activities	(33,547)	14,998

Investing activities:
Capital expenditures	—	(5)
Capitalized software and website development expenditures	(5,797)	(3,170)

Cash used for investing activities	(5,797)	(3,175)

Financing activities:
Borrowings on revolving credit facility	—	171,341
Taxes paid related to net share settlement of equity awards	—	(93)

Cash provided by financing activities	—	171,248

Effect of exchange rate changes on cash and cash equivalents and restricted cash	(566)	1,529

Net (decrease) increase in cash and cash equivalents and restricted cash	(39,910)	184,600
Cash and cash equivalents and restricted cash, beginning of period	166,577	56,520

Cash and cash equivalents and restricted cash, end of period	$126,667	$241,120

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

				Variance
	Successor		Predecessor		2026
	Three Months Ended		Three Months Ended	2026	Constant Currency
	March 31, 2026		March 29, 2025	vs	vs
	GAAP	Constant Currency	GAAP	2025	2025
Selected Financial Data
Revenue (1)	$168,261	$164,007	$186,571	(9.8%)	(12.1%)
Behavioral Subscription Revenue (2)	$128,524	$124,317	$155,723	(17.5%)	(20.2%)
Clinical Subscription Revenue (3)	$38,833	$38,833	$29,457	31.8%	31.8%
Subscription Revenue (4)	$167,357	$163,150	$185,180	(9.6%)	(11.9%)
Other Revenue (5)	$904	$858	$1,391	(35.0%)	(38.3%)

 Note: Totals may not sum due to rounding.

(1) “Revenue” consists of the aggregate of Subscription Revenue and Other Revenue.

(2) “Behavioral Subscription Revenue” consists of the fees associated with subscriptions for the Company’s Behavioral offerings.

(3) “Clinical Subscription Revenue” consists of the fees associated with subscriptions for the Company’s Clinical offerings.

(4) “Subscription Revenue” is the sum of Behavioral Subscription Revenue and Clinical Subscription Revenue.

(5) “Other Revenue” consists of revenue from licensing, franchise fees with respect to commitment plans and royalties, publishing and other revenue.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

OPERATIONAL STATISTICS

(IN THOUSANDS, EXCEPT PERCENTAGES AND MONTHLY SUBSCRIPTION REVENUE PER AVERAGE SUBSCRIBER)

UNAUDITED

	Successor		Predecessor
	Three Months Ended		Three Months Ended
	March 31, 2026		March 29, 2025	Variance	Variance
		(Constant Currency)			(Constant Currency)
Incoming Subscribers (1)
Incoming Behavioral Subscribers	2,631	N/A	3,244	(18.9%)	N/A
Incoming Clinical Subscribers	130	N/A	92	41.9%	N/A

Incoming Subscribers	2,761	N/A	3,336	(17.2%)	N/A

End of Period Subscribers (2)
End of Period Behavioral Subscribers	2,463	N/A	3,299	(25.4%)	N/A
End of Period Clinical Subscribers	197	N/A	135	45.9%	N/A

End of Period Subscribers	2,659	N/A	3,434	(22.6%)	N/A

Monthly Subscription Revenue Per Average Subscriber (3)
Monthly Behavioral Subscription Revenue Per Average Subscriber	$16.82	$16.27	$15.87	6.0%	2.6%
Monthly Clinical Subscription Revenue Per Average Subscriber	$79.23	$79.23	$86.70	(8.6%)	(8.6%)
Monthly Subscription Revenue Per Average Subscriber	$20.59	$20.07	$18.24	12.9%	10.0%

 Note: Totals may not sum due to rounding.

(1) The “Incoming Subscribers” metric reports WW subscribers in Company-owned operations at a given period start.

(2) The “End of Period Subscribers” metric reports WW subscribers in Company-owned operations at a given period end.

(3) The “Monthly Subscription Revenue Per Average Subscriber” metric reports the monthly fees associated with subscriptions for the Company’s offerings divided by the Average Subscriber for its businesses. Monthly Subscription Revenue for quarterly periods for each respective business is calculated as Subscription Revenue divided by the number of months in the respective quarterly period. The “Average Subscriber” for quarterly periods for each respective business is the average of its Incoming Subscribers and End of Period Subscribers for the respective quarterly period.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Successor				Predecessor
	Three Months Ended				Three Months Ended
	March 31, 2026				March 29, 2025
				Selling,				Selling,
			Product	General, and			Product	General, and
	Gross	Marketing	Development	Administrative	Gross	Marketing	Development	Administrative
	Profit	Expenses	Expenses	Expenses	Profit	Expenses	Expenses	Expenses
GAAP	$118,672	$92,934	$8,093	$48,084	$132,876	$78,778	$11,121	$35,629
% of Revenue	70.5%	55.2%	4.8%	28.6%	71.2%	42.2%	6.0%	19.1%

Adjustments:
Transaction Costs (1)	$—	$—	$—	$—	$—	$—	$—	$(10,823)
Depreciation and Amortization Expenses	5,180	—	—	(20,706)	4,500	—	(61)	(2,354)
Restructuring Charges (2)	(65)	—	—	(533)	(384)	—	—	(1,356)
Share-based Compensation Expense	0	(141)	(109)	(436)	—	—	—	(860)
Non-CEO Executive Separation Expenses (3)	—	—	—	(1,563)	—	—	—	—

Total Adjustments	$5,115	$(141)	$(109)	$(23,238)	$4,116	$—	$(61)	$(15,394)

Adjusted	$123,787	$92,793	$7,984	$24,846	$136,992	$78,778	$11,060	$20,235
% of Revenue	73.6%	55.1%	4.7%	14.8%	73.4%	42.2%	5.9%	10.8%

Currency Adjustment	(3,690)	(959)	—	(301)	N/A	N/A	N/A	N/A

Constant Currency	$114,982	$91,975	$8,093	$47,783	N/A	N/A	N/A	N/A
% of Revenue	70.1%	56.1%	4.9%	29.1%	N/A	N/A	N/A	N/A

Adjusted Constant Currency	$120,097	$91,834	$7,984	$24,546	N/A	N/A	N/A	N/A
% of Revenue	73.2%	56.0%	4.9%	15.0%	N/A	N/A	N/A	N/A

 Note: Totals may not sum due to rounding.

(1) Certain non-recurring transaction costs related to strategic alternatives and the Company’s Chapter 11 financial reorganization.

(2) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, the previously disclosed 2024 restructuring plan and the previously disclosed 2023 restructuring plan.

(3) Certain non-recurring expenses in connection with the separation from the Company of a non-Chief Executive Officer executive.

WW INTERNATIONAL, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(IN THOUSANDS, EXCEPT PERCENTAGES)

UNAUDITED

	Successor	Predecessor
	Three Months Ended	Three Months Ended
	March 31, 2026	March 29, 2025
Net Loss	$(52,000)	$(72,585)
Net Loss Margin	(30.9% )	(38.9% )

Interest	11,475	27,603
Taxes	10,823	22,575
Depreciation and Amortization Expenses	25,886	6,914
Share-based Compensation Expense	686	860

EBITDA	$(3,130)	$(14,633)
EBITDA Margin	(1.9% )	(7.8% )

Franchise Rights Acquired Impairments (1)	—	27,549
Transaction Costs (2)	—	10,823
Restructuring Charges (3)	468	972
Non-CEO Executive Separation Expenses (4)	1,563	—
Other (5)	(737)	2,206

Adjusted EBITDA	$(1,836)	$26,917

Adjusted EBITDA Margin	(1.1% )	14.4%

 Note: Totals may not sum due to rounding.

(1) The Company’s franchise rights acquired impairment charge related to its United States unit of account.

(2) Certain non-recurring transaction costs related to strategic alternatives and the Company’s Chapter 11 financial reorganization.

(3) Restructuring charges consist of expenses associated with the reduction in headcount as a result of certain strategic re-alignments. Restructuring charges include the previously disclosed 2025 restructuring plan, the previously disclosed 2024 restructuring plan and the previously disclosed 2023 restructuring plan.

(4) Certain non-recurring expenses in connection with the separation from the Company of a non-Chief Executive Officer executive.

(5) Primarily consists of the impact of foreign exchange gains and losses.